Exhibit 5.1

1 November 2010	Our Ref: DW/CW/C-4049-H04937

Xueda Education Group

A-4 Xibahe Beili,

Chaoyang District

Beijing 100028

P.R. China

Dear Sirs

XUEDA EDUCATION GROUP

We have acted as Cayman Islands legal advisers to Xueda Education Group (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of American Depositary Shares representing the Company’s Ordinary Shares of a par value of US$0.0001 each (the “Ordinary Shares”).  We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

WALKERS

1.                                       The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.                                       The authorised share capital of the Company is currently US$50,000 divided into (i) 469,647,160 ordinary shares of a nominal or par value of US$0.0001 each, (ii) 30,352,840 preferred shares of a nominal or par value of US$0.0001 each, 21,555,920 of which are designated as series A1 preferred shares and 8,769,920 of which are designated as series A2 preferred shares, and from the time the Third Amended and Restated M&A (defined in Schedule 1) become effective, will be US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each.

3.                                       The issue and allotment of the Ordinary Shares pursuant to the Registration Statement has been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares will be validly issued, allotted and fully paid, and the holders of the Ordinary Shares may not become liable for assessments or calls on the Ordinary Shares by the Company or its creditors.

4.                                       The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                       The Certificate of Incorporation dated 24 April 2009, the Certificate of Incorporation on Change of Name dated 4 October 2010, the Memorandum and Articles of Association as registered on 24 April 2009, the Amended and Restated Memorandum and Articles of Association as adopted on 28 August 2009, the Second Amended and Restated Memorandum and Articles of Association adopted by special resolution on 28 July 2010, the Third Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 8 October 2010 and effective upon the completion of the initial public offering of the Company (the “Third Amended and Restated M&A”), the Register of Members and Register of Directors and Officers of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.                                       A Certificate of Good Standing dated 13 October 2010 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

3.                                       A copy of executed written resolutions of the Board of Directors of the Company dated 8 October 2010, a copy of executed written resolutions of the shareholders of the Company dated 8 October 2010, and a copy of executed written resolutions of the Board of Directors of the Company dated 15 October 2010 (the “Resolutions”).

4.                                       A certificate from a director of the Company dated 15 October 2010, a copy of which is attached hereto (the “Director’s Certificate)”.

5.                                       The Registration Statement.

SCHEDULE 2

ASSUMPTIONS

1.                                       The originals of all documents examined in connection with this opinion are authentic.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.

2.                                       The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.                                       The Director’s Certificate is true and correct as of the date hereof.

SCHEDULE 3

QUALIFICATIONS

1.                                       Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing.  The term “good standing” as used herein means that the Company is not currently in breach of its obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law.

 XUEDA EDUCATION GROUP
Scotia Centre, 4th Floor, P.O. Box 2804,
George Town, Grand Cayman KY1-1112,
Cayman Islands

15 October 2010

Walkers
15/F Alexandra House
18 Chater Road
Central
Hong Kong

Dear Sirs,

XUEDA EDUCATION GROUP (the “Company”) – Director’s Certificate

I, Jun Wang, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.                                       the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 28 July 2010 remain in full force and effect and are otherwise unamended;

2.                                       the written resolutions of the shareholders dated 8 October 2010 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.                                       the written resolutions of the board of directors dated 8 October 2010 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.                                       there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

Signature:

/s/ Jun Wang

Director